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                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the use in the Prospectus constituting part of this Registration Statement on S-4 of CardioGenesis Corporation and Eclipse Surgical Technologies, Inc. of our report dated January 30, 1998 relating to the financial statements of CardioGenesis Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading of "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Jose, California
February 8, 1999